SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

ASA (Bermuda) Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASA (BERMUDA) LIMITED

11 SUMMER STREET
4TH FLOOR
BUFFALO, NY 14209

IMPORTANT PROXY MATERIALS

April 15, 2005

Dear Shareholder:

The Board of Directors believes that the time is right to change certain fundamental investment policies which presently apply to ASA (Bermuda) Limited (the “Company”).  As you may know, the Company is subject to a number of fundamental investment policies relating to the diversification of its portfolio and the concentration of its investments inside and outside of South Africa.  Because of structural changes in the gold mining industry, certain of these policies make it difficult for the Company to implement a flexible investment strategy.  Accordingly, a special meeting of shareholders of the Company will be held on June 9, 2005 to consider and vote on the proposed changes to these policies.  If the changes are approved, the Company will continue to invest primarily in companies involved in the mining of gold.

Your participation in this initiative is critical.  Without the participation of the Company’s shareholders, the Company’s investment policies cannot be changed.

The Board believes that the proposed changes in investment policy are necessary due to the:

•	decline in gold production by the South African gold mining industry compared to the rest of the world, and

•	widespread consolidation of the worldwide gold mining industry resulting in a decline in the number of gold mining companies located in South Africa.

These trends are clearly evidenced in the charts below.

Courtesy of Watermark Securities (Pty) Ltd., Sandton, South Africa.

According to figures recently released by the Chamber of Mines of South Africa, 2004 saw South African gold production decline further to approximately 343 tonnes, the lowest level of gold production in the country since 1931.

While South Africa will remain an important producer for many years to come, today large gold producers are focusing on exploration and development in regions with better prospects and lower production costs than South Africa.  As illustrated by the chart below, the gold mines of the future are likely to be found in the Far East, North and South America, Russia and other countries in Africa.

2003 Gold Mining Production	1970 Gold Mining Production

Courtesy of www.goldsheetlinks.com

A further factor constricting the Company’s investment in South Africa is the sharp decline in the number of listed companies operating in the gold mining industry in that country. This decline is principally the result of the large scale consolidation which has taken place in the South African gold mining industry.  The chart below illustrates the reduction in the number of gold mining companies listed on the JSE Securities Exchange South Africa (JSE).  Of the approximately one dozen issuers currently remaining only three are of a size that management believes is appropriate for the Company’s portfolio.

Courtesy of Watermark Securities (Pty) Ltd., Sandton, South Africa.

ii

The Company’s policies relating to the diversification of its portfolio and the concentration of its investments place the Company at a disadvantage compared to other gold and precious minerals funds that are not similarly limited by their investment policies.  It is therefore important to enhance the Company’s investment flexibility that the restriction relating to investment in South Africa be set aside so that the Company can pursue the best precious minerals prospects on a global scale.  Approval of the proposals does not mean that the Company will significantly alter its portfolio holdings in the near future.  The Company will continue to carefully evaluate its investment options and will make investments only when they align with its investment strategy and market conditions warrant the investment.  Shareholders should be assured that the main focus of the Company is to remain invested in securities of companies involved in the mining of gold.

At the meeting you will be asked to consider and vote on two other proposals.  These proposals seek to change the Company’s fundamental investment policies relating to the purchase or sale of commodities and investments of cash.

All of the proposals have been carefully considered by the Board of Directors.  The Board believes that these proposals are in the best interests of the Company and its shareholders and unanimously recommends that you vote FOR each proposal.  Please vote your shares promptly.  Everything you need to vote is enclosed and voting is quick and easy.  We ask that you please mark, sign, date and return the enclosed proxy card at your earliest convenience.  Please vote early to ensure that your vote is counted in the final tabulation.  As an alternative to using the proxy card to vote, you can vote through the Internet, by telephone or in person at the meeting.  If you have any questions about the proposals or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. toll free at 1-800-901-0068.

Thank you for your vote on these important proposals.

Sincerely,

ROBERT J.A. IRWIN
Chairman, President and Treasurer

iii

ASA (BERMUDA) LIMITED

11 SUMMER STREET
4TH FLOOR
BUFFALO, NY 14209

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

June 9, 2005

NOTICE IS HEREBY GIVEN that a Special General Meeting (the “Meeting”) of Shareholders of ASA (Bermuda) Limited (the “Company”) will be held on Thursday, June 9, 2005, at 10:00 A.M., New York City Time, at the offices of UBS, 1285 Avenue of the Americas, 14th Floor, New York, NY 10020.  The purpose of the Meeting is to consider and act upon the following proposals and to transact such other business as may properly come before the Meeting or any adjournment thereof.

1.

To approve a change in the Company’s subclassification from a diversified to a non-diversified company and to eliminate related fundamental investment restrictions to provide the Company greater investment flexibility.

2.

To replace the Company’s current fundamental investment policies concerning the concentration of its investments inside and outside of South Africa with a new fundamental investment policy to allow the Company to increase its investments outside of South Africa.

3.

To amend the Company’s fundamental investment restriction relating to the purchase or sale of commodities to permit the Company to invest in a broader array of precious minerals bullion without limitation.

4.	To amend the Company’s fundamental investment restriction relating to investments of cash to expand the Company’s investment options.

Each proposal is discussed in greater detail in the attached Proxy Statement.

The Board of Directors unanimously recommends that shareholders vote in favor of each proposal.

The Board of Directors has fixed the close of business on April 7, 2005 as the record date for the determination of the shareholders of the Company entitled to receive notice of, and to vote at, the Meeting and any adjournments thereof.

By order of the Board of Directors,

Paul K. Wustrack, Jr.
Secretary

April 15, 2005

YOUR VOTE IS IMPORTANT
NO MATTER HOW MANY SHARES YOU OWN

We invite you to attend the Meeting to vote on these proposals.  If you do not expect to attend the Meeting, we urge you to vote by any of the methods described below.

If your shares are registered in your name, please mark your voting instructions on the enclosed proxy card, sign and date the card, and return it in the envelope provided by the date of the Meeting. If you sign, date, and return the proxy card but give no voting instructions, the proxies will vote in favor of the proposals. The appointed proxies will vote, in their discretion, on any other business as may properly come before the Meeting or any adjournment thereof.  In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly.  As an alternative to using the proxy card to vote, you may vote:

•	by telephone, with a toll-free call to 1-877-PRX-VOTE (1-877-779-8683);

•	through the Internet, at http://www.eproxyvote.com/asa, and by following the instructions on the site; or

•	in person at the Meeting.

If you have any questions regarding the proposals or need assistance in voting your shares, please call our proxy solicitor, D. F. King & Co., Inc., toll-free at 1-800-901-0068.

If we do not receive your voting instructions after our original mailing, you may be contacted by the Company or by our proxy solicitor.  The Company or our proxy solicitor will remind you to appoint a proxy.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee can vote your shares only upon receipt of specific instructions from you.  If you hold your shares in street name, be sure to contact your broker or nominee with your voting instructions.  If you hold your shares in street name, and you wish to vote in person at the Meeting, then you must request your broker or nominee to provide you with a legal proxy in order to vote your shares at the Meeting.

ASA (BERMUDA) LIMITED

11 SUMMER STREET
4TH FLOOR
BUFFALO, NY 14209

PROXY STATEMENT

SPECIAL GENERAL MEETING OF SHAREHOLDERS

June 9, 2005

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of ASA (Bermuda) Limited (the “Company”) for use at a Special General Meeting of the Company’s shareholders (the “Meeting”) to be held on Thursday, June 9, 2005, at 10:00 A.M. New York City Time, and at any and all adjournments thereof, at the offices of UBS, 1285 Avenue of the Americas, 14th Floor, New York, NY 10020.

At the Meeting shareholders will be asked to consider and approve changes to the Company’s investment policies and restrictions described below. The approximate mailing date of this Proxy Statement, the notice of special general meeting and the proxy card will be April 18, 2005.

The close of business on April 7, 2005 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting and all adjournments thereof.

BACKGROUND AND SUMMARY FOR PROPOSED CHANGES

The proposals seek to change the Company’s fundamental investment policies and restrictions in response to significant changes in the gold mining industry.

The Board believes that the proposed changes are necessary due to:

•

The substantial decrease in South African gold production accompanied by a significant increase in gold production outside of South Africa.  Gold production in South Africa has fallen by more than 60% in recent decades while gold production in other parts of the world has increased significantly.  In 1970 South Africa dominated the world gold market, producing approximately 1,000 tonnes of gold, or more than 60% of worldwide production.  By 1990 South African gold production had fallen to just over 600 tonnes, accounting for only about 27% of worldwide production.  By 2003 South African gold production had further dwindled to approximately 375 tonnes, or roughly 17% of worldwide production (worldwide production figures for 2003 are still subject to revision).  According to figures recently released by the Chamber of Mines of South Africa, 2004 saw South African gold production decline further to approximately 343 tonnes, the lowest level of gold production in the country since 1931.  Today large gold producers are focusing on exploration and development in regions with better prospects and lower production costs than South Africa such as the Far East, North and South America, Russia and other countries in Africa.  This trend is likely to continue.  Please see the Appendix to this Proxy Statement for more information on gold production in South Africa and the rest of the world.

•

Consolidation in the gold mining industry means that there are fewer South African issuers in which the Company can invest.  There are far fewer South African companies engaged in gold mining currently than there were even a decade ago.  In 1994, there were over 50 South African gold mining companies listed on the JSE Securities Exchange South Africa (JSE).  By 2004 there were approximately a dozen such companies listed, only three of which management believes are suitable in size for investment by the Company.  Under the Company’s current fundamental investment policies, the Company’s investment options have been largely limited to these issuers, because the Company has been required to invest more than 50% of its total assets in South African gold mining companies.  Please see the Appendix to this Proxy Statement for more information on the decline in the number of gold mining companies listed on the JSE.

The fundamental investment policies under which the Company currently operates prevent the Company from adapting to the changes in the gold mining industry in the following ways:

•	Limits the amount of Company assets that can be invested in a single issuer.

•	Limits the amount of Company assets that can be invested outside of South Africa.

These restrictions place the Company at a disadvantage compared to other gold and precious minerals funds that are not similarly limited by their investment policies.  The Board proposes to address these problems by eliminating or amending certain of the Company’s fundamental investment policies and restrictions and changing its subclassification under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as set forth below.  The proposed changes would give the Company the flexibility to pursue the best gold and other precious minerals prospects on a global scale.  Approval of the proposals does not mean that the Company will significantly alter its portfolio holdings in the near future.  The Company will continue to carefully evaluate its investment options and will make investments only when they align with its investment strategy and market conditions warrant the investment.  The proposed changes do not alter the Company’s investment focus.  As it has in the past, the Company intends to continue to focus on companies involved in the mining of gold.

For the reasons discussed above, the Company is requesting shareholder approval of the following proposed changes relating to the concentration of its investments inside and outside of South Africa.

PROPOSAL 1

	Current Investment Policy or Restriction		Proposed Change

Sub-proposal 1A
•	The Company is currently subclassified as a “diversified” company under the Investment Company Act which places limitations on the amount of securities which the Company can own in any single issuer.	•	Change the Company’s subclassification from a “diversified” to a “non-diversified” company.

Sub-proposal 1B
•	Prohibits purchases of securities of any issuer if more than 20%, or under certain circumstances 10%, of the Company’s total assets would be invested in securities of that issuer.	•	Provide more flexibility by eliminating this restriction.

Sub-proposal 1C
•	Prohibits purchases of securities of any issuer if the Company would own more than 10% of the outstanding securities of that issuer.	•	Provide more flexibility by eliminating this restriction.

If Sub-proposals 1A, 1B, and 1C are approved by shareholders, the Board will adopt a non-fundamental policy (meaning it can be changed without a shareholder vote) that prohibits the Company from investing more than 20% of its total assets in securities of any single issuer.

PROPOSAL 2

	Current Investment Policy or Restriction		Proposed Change

•

Requires, among other things, that over 50% of the Company’s total assets be invested in common shares and securities convertible into common shares of companies principally engaged in gold mining and related activities in South Africa.  The remainder of the Company’s assets may be invested, subject to certain investment limits, in other South African companies, gold bullion or certificates of deposit therefor, or in companies outside of South Africa engaged in extractive or related industries or real estate (provided that investment in such companies may not exceed 20% of the Company’s total assets).

		•	Approve a new fundamental investment policy that broadens the types of gold and precious minerals related investments so that at least 80% of the Company’s total assets must be invested in:

			•	common shares and securities convertible into common shares of companies engaged in the exploration, mining or processing of gold, silver, platinum, diamonds or other precious minerals,

			•	bullion or other direct forms of gold, silver, platinum or other precious minerals,

			•	instruments representing interests in gold, silver, platinum or other precious minerals and/or

			•	securities that seek to replicate the price movement of gold, silver or platinum bullion.

The Company is also seeking shareholder approval to change certain other fundamental investment restrictions to allow it greater investment flexibility.

PROPOSAL 3

	Current Investment Policy or Restriction		Proposed Change

•	Limits the holding of gold bullion or certificates of deposit for gold bullion to 25% of the Company’s total assets.	•	Permits the Company to hold gold, silver, platinum or other precious minerals bullion and certificates of deposit therefor without limitation.

PROPOSAL 4

	Current Investment Policy or Restriction		Proposed Change

•	Cash held by the Company must be invested in certificates of deposit issued by U.S. banks. Also, up to 5% of the Company’s total assets may be invested in South African rand-denominated accounts.	•

Broadens highly liquid investments to include U.S. Treasury bills, repurchase agreements and other high grade money market instruments.  Eliminates the 5% limitation for rand-denominated cash investments.

For a more detailed discussion of the proposed changes summarized above, please see “Proposed Changes to the Company’s Concentration of Investments Inside and Outside South Africa” and “Other Proposals” below.

The expense of preparing and mailing the proxy card and the materials used for the solicitation of proxies will be paid by the Company. In addition, the Company has retained D.F. King & Co., Inc., New York, NY, to aid in the solicitation of proxies. Such solicitation will be by mail and telephone, the costs of which are expected to be approximately $200,000, plus out-of-pocket costs for printing and mailing.  The Company will also reimburse brokers, nominees and fiduciaries that are record owners of shares of the Company for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of such shares.

ADDITIONAL INFORMATION ABOUT THE COMPANY

As of the Record Date, the Company was not aware of any beneficial owner of more than five percent of the Company’s outstanding shares.

The following table sets forth certain information as of March 31, 2005, regarding the beneficial ownership of shares of the Company by each director and all directors as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)

Robert J.A. Irwin	3,000	(3)
Ronald L. McCarthy	None
Chester A. Crocker	400
Henry R. Breck	1,000	(4)
Harry M. Conger	1,100	(5)
Joseph G. Farrell	1,000
James G. Inglis	None
Malcolm W. MacNaught	1,000

Robert A. Pilkington	3,000
A. Michael Rosholt	None

All Directors as a group	10,5000

(1)	Each individual has sole voting and investment power over the shares shown opposite his name, except as otherwise noted.
(2)	The shares shown for each individual and for all directors as a group constituted less than 1% of the Company’s outstanding shares.
(3)	Mr. Irwin has shared voting and investment power over 142 shares owned by his wife.
(4)	Mr. Breck has shared voting and investment power over these shares.
(5)	Mr. Conger has shared voting and investment power over 1,000 shares.

The principal executive office of the Company is located at 11 Summer Street, 4th Floor, Buffalo, NY 14209.  LGN Associates provides certain administrative and shareholder services to the Company.  LGN Associates is located at 140 Columbia Turnpike, 2nd Floor, Florham Park, NJ 07932.  Kaufman, Rossin & Co. PA, located at 2699 South Bayshore Drive, Suite 500, Miami, FL 33133, provides accounting services to the Company.  The Company does not have an outside investment adviser.

The Company provides annual and semi-annual reports to its shareholders that provide additional information about the Company’s investments and discuss the market conditions and investment strategies that significantly affected the Company’s results during its last fiscal year.  You may receive an additional copy of the most recent annual report of the Company and a copy of any more recent semi-annual report, without charge, by calling D.F. King & Co., Inc. toll free at 1-800-901-0068 or by writing to the Company c/o LGN Associates, P.O. Box 269, Florham Park, NJ 07932.

VOTING AT THE MEETING

Only shareholders of record at the close of business on the Record Date will be entitled to vote.  As of the Record Date, there were 9,600,000 shares of the Company outstanding, each of which entitles the holder to one vote. Each valid proxy received at or before the Meeting will be voted at the Meeting in accordance with the instructions on the proxy card.  If no instructions are indicated, the proxies will vote in favor of the proposals.  Shareholders have four options for submitting their votes: (1) by mail, (2) via the Internet, (3) by phone or (4) in person at the Meeting.  If you have Internet access, we encourage you to record your vote on the Internet at http://www.eproxyvote.com/asa.  When you vote via the Internet or by phone, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. The proxy may be revoked by a shareholder at any given time prior to its use at the Meeting by a written instrument delivered to the Secretary, c/o ASA (Bermuda) Limited, 11 Summer Street, 4th Floor, Buffalo, NY 14209 or delivered to him at the Meeting.  If you have any questions regarding the proposals or need assistance in voting your shares, please call our proxy solicitor, D. F. King & Co., Inc., toll free at 1-800-901-0068.

QUORUM AND REQUIRED VOTING

One-third (1/3) of the Company’s outstanding shares present in person or by proxy and entitled to vote constitutes a quorum at the Meeting.  If, within five minutes from the time scheduled for the Meeting, a quorum of shareholders is not present, the Meeting shall stand adjourned until such other day, time and place as the chairman of the Meeting may determine. If a quorum is present but sufficient votes in favor of any of the proposals are not received, the Meeting may be adjourned to such other day, time and place as the chairman of the Meeting may determine to permit further solicitation of proxies from the Company’s shareholders or to allow for increased attendance at the Meeting.

Assuming that a quorum is present at the Meeting, approval of the proposals (including each sub-proposal under Proposal 1) requires the affirmative vote of holders of a majority of the Company’s outstanding voting securities, which under the Investment Company Act means the vote of: (1) more than 50% of the outstanding voting securities of the Company; or (2) 67% or more of the voting securities of the Company present at the Meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy at the Meeting, whichever is less.  Votes withheld, abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owner or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present, but will be disregarded in determining the “votes cast” on a proposal.  For this reason votes withheld, abstentions and “broker non-votes” will have the effect of a vote against such proposals.

PROPOSED CHANGES TO THE COMPANY’S
CONCENTRATION OF INVESTMENTS INSIDE AND OUTSIDE SOUTH AFRICA

Proposal 1: To change the Company’s subclassification under the Investment Company Act from a diversified to a non-diversified company and to eliminate related fundamental investment restrictions.  Proposal 1 involves separate votes on Sub-proposals 1A, 1B and 1C.

Although Sub-proposals 1A, 1B and 1C all relate to the Company’s fundamental investment restrictions concerning diversification, each will be voted on separately as indicated on the enclosed proxy card.  If any particular Sub-proposal is not approved by the Company’s shareholders, the current fundamental investment policy or restriction will not be changed.

If Sub-proposals 1A, 1B, and 1C are approved, the Board will adopt as a non-fundamental policy an investment restriction which would prohibit the Company from purchasing securities of any issuer if more than 20% of the Company’s total assets would be invested in securities of that issuer.  A shareholder vote is not necessary to change non-fundamental policies or restrictions.

Sub-proposal 1A: to change the Company’s subclassification under the Investment Company Act from a diversified to a non-diversified company.

The Company is currently classified as a diversified investment company for purposes of the Investment Company Act.  This means that as to 75% of its assets the Company may not purchase securities of any single issuer, if as a result, more than 5% of the Company’s total assets would be invested in securities of that issuer or the Company would own or hold more than 10% of the outstanding voting securities of that issuer.  Thus, only 25% of the Company’s assets can be invested without regard to these limitations.  The Company’s subclassification under the Investment Company Act is fundamental and can only be changed by a shareholder vote.

Although the Company is classified as diversified, consolidation in the gold mining industry has resulted in the Company being invested in the securities of a limited number of issuers and holding large positions in the securities of certain issuers.  Due to its current portfolio composition, the Company’s subclassification under the Investment Company Act limits its ability to increase its holdings of certain securities.

In order to provide the Company with greater investment flexibility, the Board has approved a proposed change in the Company’s subclassification from diversified to non-diversified.  If approved by shareholders, the Company would be “non-diversified” and, therefore, be permitted to invest a greater portion of its assets in the securities of a single issuer.

To the extent the Company invests a relatively high percentage of its assets in the securities of a single issuer or a limited number of issuers, the Company may be subject to greater risk with respect to fluctuations in the value of its portfolio securities than a diversified investment company.  However, the Board believes managing the Company as a non-diversified investment company is appropriate given the Company’s sector concentration and will facilitate the implementation of the Company’s investment strategy.

Sub-proposal 1B: to eliminate the fundamental investment restriction concerning the percentage of assets which the Company may invest in the securities of any single issuer.

The Company is currently subject to a fundamental investment restriction prohibiting it (except as to securities issued or guaranteed by the government of South Africa) from purchasing securities of any issuer if more than 20%, or under certain circumstances 10%, of the Company’s total assets would be invested in securities of that issuer.  This fundamental investment restriction is inconsistent with Sub-proposal 1A to operate the Company as a non-diversified investment company.  Therefore the Board proposes that this fundamental investment restriction be eliminated.

Current fundamental investment restriction proposed to be eliminated:

(9)   Percentage of Assets that the Company may Invest in the Securities of any one Issuer. It is the policy of the Company not to purchase the securities of any issuer if, immediately after and as a result of such purchase, the market value of such securities and all other securities of the same issuer owned by the Company exceeds 20% of the value of the Company’s total assets, determined in such manner as may be approved by the Board and applied on a consistent basis (subject to the limitations of Section 2(a)(41) of the 1940 Act), except securities issued or guaranteed by the Government of the Republic of South Africa or any instrumentality thereof; provided, however, that the Company may not purchase the securities of any issuer if, immediately after and as a result of such purchase, the market value of such securities and all other securities of the same issuer owned by the Company exceeds 10% of the value of the Company’s total assets, so determined, if either (a) such purchase will result in more than 40% of the value of those assets consisting of investments in companies each of which investments exceeds 10% of the value of those assets or (b) such 40% limitation is already exceeded.

Sub-proposal 1C: to eliminate the fundamental investment restriction concerning the percentage of outstanding securities of any single issuer which the Company may acquire.

The Company is currently subject to a fundamental investment restriction prohibiting it (except as to securities issued or guaranteed by the government of South Africa) from purchasing securities of any issuer if it would own more than 10% of any class of outstanding securities of that issuer.  This fundamental investment restriction is inconsistent with Sub-proposal 1A to operate the Company as a non-diversified investment company.  Therefore the Board proposes that this fundamental investment policy be eliminated.

Current fundamental investment restriction proposed to be eliminated:

(10)   The Percentage of Voting Securities of any one Issuer that the Company May Acquire. It is the policy of the Company not to purchase securities of any issuer if, immediately after and as a result of such purchase, the Company owns more than 10% of any class of outstanding securities of such issuer, except securities issued or guaranteed by the Government of the Republic of South Africa or any instrumentality thereof.

Non-fundamental investment restriction to be adopted if Sub-proposals 1A, 1B and 1C are adopted.

If shareholders approve Sub-proposals 1A, 1B and 1C, the Board will adopt the following non-fundamental investment restriction which will be followed in managing the Company:

The Company shall not purchase a security if, at the time of purchase, more than 20% of the value of its total assets would be invested in securities of the issuer of such security.

This non-fundamental investment restriction could be changed by a vote of a majority of the Company’s Board.  By making this investment restriction non-fundamental, the Company will be able to avoid the cost and delays associated with holding a shareholder meeting if the Board decides in the future that changes to this investment restriction are in the best interests of the Company and its shareholders.

If the shareholders approve the Sub-proposals, they will become effective immediately.  If any single Sub-proposal is not approved, that restriction will remain unchanged.

The Directors unanimously recommend that you vote FOR Sub-proposals 1A, 1B and 1C.

Proposal 2: To replace the Company’s current fundamental
investment policies concerning the concentration of its investments inside and outside of South Africa with a new fundamental investment policy.

The Company currently is subject to fundamental investment policies that mandate that over 50% of the Company’s total assets be invested in common shares or securities convertible into common shares of companies conducting, as the major portion of their business, gold mining and related activities in South Africa.  The remainder of the Company’s assets may be invested, subject to certain investment limits, in other South African companies, gold bullion or certificates of deposit therefor, or in companies outside of South Africa engaged in extractive or related industries or real estate (provided that investment in such companies may not exceed 20% of the Company’s total assets).  Under certain circumstances, investments in unlimited amounts may also temporarily be held in securities issued or guaranteed by the government of South Africa, in South Africa rand or in U.S. dollars.

Current fundamental investment policies proposed to be eliminated:

(a)   General. It is the policy of the Company to invest over 50% of the value of its total assets in the common shares or securities convertible into common shares of companies conducting, as the major portion of their business, gold mining and related activities in the Republic of South Africa. It is expected that most of such companies will have reached the production stage. The balance of the Company’s total assets, other than small amounts which may be held in cash, may be (i) invested in common shares or securities convertible into common shares of companies engaged in other businesses of varied types in South Africa, (ii) held in the form of gold bullion or certificates of deposit therefor to be purchased, directly or indirectly, with South African rand (provided that the Company’s holdings in the form of gold bullion or certificates of deposit therefor may not exceed 25% of the value of the Company’s total assets) and/or (iii) invested in common shares or securities convertible into common shares of companies primarily engaged outside of South Africa in extractive or related industries or in the holding or development of real estate (provided that the Company’s investment in such companies may not exceed 20% of the value of the Company’s total assets).

If investment opportunities deemed by the Company to be attractive are not available in the types of securities referred to in the preceding paragraph, the Company may deviate from the investment  objectives and strategies  outlined in the preceding paragraph and make temporary investments of unlimited amounts in securities issued or guaranteed by the Government of South Africa or any instrumentality thereof, or it may liquidate its investments and temporarily retain the proceeds in South African rand. Such proceeds may also be temporarily retained in United States dollars subject to the Company’s ability to obtain dollars under exchange control regulations and the limitations contained in the Company’s agreement with, and the letter from, the South African Reserve Bank dated July 18, 1958.

The fundamental investment policy contained in the first sentence of (a) above is repeated in (b)(5).

(b)(5) Concentration of Investments in a Particular Industry or Group of Industries. It is the policy of the Company to invest over 50% of the value of its total assets in the common shares or securities convertible to common shares of companies conducting, as the major portion of their business, gold mining and related activities in the Republic of South Africa. It is expected that most of such companies will have reached the production stage.

The Board believes that, to enhance the Company’s long term investment results and growth, it is important that the Company be able to invest wherever opportunities in the gold and other precious minerals industry arise.  Accordingly, the Board has approved, subject to shareholder approval, replacing the concentration policy (a) and the concentration policy (b)(5) above with a new fundamental investment policy as set forth below.  The new policy, among other things, (i) eliminates the requirement that a defined percentage of investments in the gold mining industry be made in South Africa, (ii) permits the Company to invest in bullion or other direct forms of gold, silver, platinum or other precious minerals, (iii) permits the Company to invest in securities that seek to replicate the price movement of gold, silver or platinum bullion, and (iv) under certain circumstances, permits the Company to make temporary investments of unlimited amounts in securities issued by the U.S. Government or other high quality money market instruments.

The new fundamental investment policy will provide the Company with greater flexibility in pursuing its investment strategy in the years ahead.

New fundamental investment policy to be adopted:

The Concentration of Investments in a Particular Industry or Group of Industries.  It is a fundamental policy of the Company that at least 80% of its total assets be (i) invested in common shares or securities convertible into common shares of companies engaged, directly or indirectly, in the exploration, mining or processing of gold, silver, platinum, diamonds or other precious minerals, (ii) held as bullion or other direct forms of gold, silver, platinum or other precious minerals, (iii) invested in instruments representing interests in gold, silver, platinum or other precious minerals such as certificates of deposit therefor, and/or (iv) invested in securities of investment companies, including exchange traded funds, or other securities that seek to replicate the price movement of gold, silver or platinum bullion.  Compliance with the percentage limitation relating to the concentration of the Company’s investments will be measured at the time of investment.

If investment opportunities deemed by the Company to be attractive are not available in the types of securities referred to in the preceding paragraph, the Company may deviate from the investment policy outlined in the preceding paragraph and make temporary investments of unlimited amounts in securities issued by the U.S. Government, its agencies or instrumentalities or other high quality money market instruments, including, without limitation, bank certificates of deposit, bankers’ acceptances, bank time deposits, notes and commercial paper.

If the shareholders approve Proposal No. 2, the new fundamental investment policy will become effective immediately.  If Proposal No. 2 is not approved, the Company’s current fundamental investment policies set forth above will remain unchanged.

The Directors unanimously recommend that you vote FOR Proposal No. 2.

OTHER PROPOSALS

Proposal 3: To amend the Company’s fundamental
investment restriction relating to the purchase or sale of commodities.

The Company is currently subject to a fundamental investment restriction that mandates that holdings in gold bullion or certificates of deposit therefor not exceed 25% of its total assets.

Fundamental investment restriction to be amended:

Purchase or Sale of Commodities or Commodities Contracts.  It is the policy of the Company not to purchase or sell commodities or commodities contracts, except that the Company may hold up to 25% of the value of its total assets in the form of gold bullion or certificates of deposit therefor.  The Company does not intend to deal in gold bullion.

The Board has approved, subject to shareholder approval, amending this fundamental investment restriction to expand the categories of permissible commodities to include bullion and certificates of deposit therefor for silver, platinum and other precious minerals, as well as gold, and to eliminate percentage limitations with respect to such holdings.  These amendments would give the Company greater flexibility to hold precious minerals commodities at times when management believes it is advantageous for the Company.

Amended fundamental investment restriction to be adopted:

Purchase or Sale of Commodities or Commodities Contracts.  It is the policy of the Company not to purchase or sell commodities or commodities contracts, except that the Company may hold assets in the form of gold, silver, platinum or other precious minerals bullion or certificates of deposit therefor.  The Company does not intend to deal in bullion.

The Directors unanimously recommend that you vote FOR Proposal No. 3.

Proposal 4: To amend the Company’s
fundamental investment restriction relating to investments of cash.

The Company is currently subject to a fundamental investment restriction that mandates that cash held by the Company be invested in certificates of deposit issued by U.S. banks or in South African rand-denominated accounts, with an eligible foreign custodian or in a branch of a U.S. bank located in South Africa.  The policy limits such rand-denominated cash investments to 5% of the Company’s total assets.

Current fundamental investment restriction proposed to be amended:

Investments of Cash.  It is the policy of the Company to invest its cash in certificates of deposit issued by U.S. banks.  The Company may also invest its funds in South African rand-denominated accounts, which may be interest bearing, with an Eligible Foreign Custodian or an overseas branch of a Qualified U.S. Bank (as such terms are defined in the 1940 Act) located in South Africa, in an aggregate amount not exceeding 5% of the value of the Company’s total assets.

To broaden the Company’s investment options in highly liquid investments, the Board has approved, subject to shareholder approval, amending this fundamental investment restriction to allow the Company to invest in U.S. Treasury bills, repurchase agreements and other high grade money market instruments.  The amendment may result in the Company generating higher returns on its investments of cash.

The Board has also approved, subject to shareholder approval, eliminating the 5% limitation with respect to rand-denominated cash investments located in South Africa.  While the 5% limitation would no longer be a fundamental restriction, the Company would continue to limit rand-denominated accounts located in South Africa to 5% of its total assets pursuant to conditions under an exemptive order granted by the Securities and Exchange Commission.

Amended fundamental investment restriction proposed to be adopted:

Investments of Cash.  It is the policy of the Company to invest its cash in U.S. Treasury bills, repurchase agreements and other high grade money market instruments including, without limitation, bank certificates of deposit, bankers’ acceptances, bank time deposits, notes and commercial paper.  The Company may also invest its funds in South African rand-denominated accounts, which may be interest bearing, with an Eligible Foreign Custodian or an overseas branch of a Qualified U.S. Bank (as such terms are defined in the 1940 Act) located in South Africa.

The Directors unanimously recommend that you vote FOR Proposal No. 4.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be included in the proxy statement and proxy for the 2006 Annual General Meeting the proposal must be received no later than September 30, 2005.

Under Rule 14a-4 of the Exchange Act, a shareholder who wishes to present a proposal for consideration at the 2006 Annual General Meeting without inclusion of such proposal in the Company’s proxy statement and proxy must send notice of such proposal to the Secretary of the Company no later than December 14, 2005.  If notice for such proposal is not received by December 14, 2005, management proxies may use their discretionary authority to vote on such proposal.  Bermuda law provides that only shareholders holding not less than 5% of the total voting rights in the Company or 100 registered shareholders together may require a proposal to be submitted to an annual general meeting.  Generally, notice of such a proposal must be deposited at the registered office of the Company (ASA (Bermuda) Limited, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda) no less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

OTHER MATTERS

The management of the Company knows of no other business that will be presented for consideration at the Meeting, but should any other matters requiring a vote of shareholders arise, the persons named in the enclosed proxy card will, if appointed as proxy, vote thereon in accordance with their best judgment.

ASA (Bermuda) Limited

Robert J.A. Irwin
Chairman, President and Treasurer

April 15, 2005

Appendix

Courtesy of Watermark Securities (Pty) Ltd., Sandton, South Africa.

2003 Global Gold Mining Production	1970 Global Gold Mining Production

Courtesy of www.goldsheetlinks.com

A-1

Gold companies listed on the JSE Securities Exchange South Africa from 1970 to 2004.

Courtesy of Watermark Securities (Pty) Ltd., Sandton, South Africa.

A-2

ASA (BERMUDA) LIMITED

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8641
EDISON, NJ 08818-8641

Your vote is important. Please vote immediately.

Vote-by-Internet: Log on to the Internet and go to http://www.eproxyvote.com/asa Follow the easy steps outlined on the secured website.	OR	Vote-by-Telephone: Call toll-free 1-877-PRX-VOTE (1-877-779-8683) Follow the easy recorded instructions.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE MARK,
DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

DETACH AND RETURN THE BOTTOM PORTION ONLY

☒	Please mark votes as in this example.
The Board of Directors unanimously recommends a vote FOR each proposal listed below.

VOTE ON PROPOSALS:
ASA (BERMUDA) LIMITED

							FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	To change the Company’s subclassification under the Investment Company Act from a diversified to a non-diversified company and eliminate related fundamental investment restrictions.				1B.	To eliminate the fundamental investment restriction concerning the percentage of assets which the Company may invest in the securities of any single issuer.	☐	☐	☐	3.	To amend the Company’s fundamental investment restriction relating to the purchase or sale of commodities.	☐	☐	☐

										4.	To amend the Company’s fundamental investment restriction relating to investments of cash.	☐	☐	☐

					1C.	To eliminate the fundamental investment restriction concerning the percentage of outstanding securities of any single issuer which the Company may acquire.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
1A.	To change the Company’s subclassification under the Investment Company Act from a diversified to a non-diversified company.	☐	☐	☐
					2.	To replace the Company’s current fundamental investment policies concerning the concentration of its investments inside and outside of South Africa with a new fundamental investment policy.	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please sign this proxy exactly as the name appears hereon.When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:_____________________	Date:_____________	Signature:_____________________	Date:______________

DETACH HERE

ASA (BERMUDA) LIMITED

PROXY FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS

June 9, 2005

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE MARK, SIGN, DATE, AND RETURN THIS PORTION OF THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy is being solicited on behalf of the Board of Directors of ASA (Bermuda) Limited (the “Company”). The undersigned hereby appoints as proxies Henry R.Breck and Lawrence G.Nardolillo, and each of them (with power of substitution), to vote all of the undersigned’s shares in the Company at the Special General Meeting of Shareholders to be held on June 9, 2005 at 10:00 a .m., at the offices of UBS, 1285 Avenue of the Americas, 14th Floor, New York, NY 10020, and any adjournment or postponement thereof (the “Meeting”), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” each proposal relating to the Company, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears hereon. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate title and authority. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS: ☒

SEE REVERSE SIDE.	SEE REVERSE SIDE.